EXHIBIT 99.1

TPT Global Tech’s Chairman & CEO Cancels Reverse Split

SAN DIEGO, CA / ACCESSWIRE / September 27, 2022 / TPT Global Tech, Inc. (OTCQB:TPTW) ("TPT Global Tech") announces today that it's Chairman and CEO Stephen Thomas has decided to cancel the company's upcoming 1000 to 1 reverse split with FINRA. On September 22, 2022, the Company filed an 8k disclosing that it would have to file a reverse split with FINRA in the near future to cure its share price deficiency under .01 USD to stay in compliance with the OTC Exchange as an OTC QB company. The OTC gave the company a 45-day window to cure its share price deficiency. The company did file the application with FINRA and filed it's 8k announcing the possible reverse split. If the company share price cures by closing above .01 USD before the OTC QB compliance Deadline or FINRA-approved reverse split date then the company would not have had to proceed with the reverse split.

After much deliberation, CEO Stephen Thomas decided it would not be in the best interest of the shareholders or the company to execute a reverse split at this time. So the company will inform FINRA that it will not be moving forward with the RS, and the Board of Directors will still need to cast the final vote to cancel the reverse split to common shares traded in the OTC markets.

"It's unfortunately the one thing that we cannot control is market conditions. The TPT Global Tech Team has worked extremely hard to protect shareholders' equity and liquidity. It is very frustrating for the company to put great news out to inform its shareholders of its continued progress to only see the share price decrease in the open market. TPT will continue to execute on its long-term corporate objectives which we believe will provide an excellent opportunity for its TPT Global Tech shareholders who stay the course and continue to support the company." said Stephen Thomas, CEO of TPT Global Tech

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

CONTACT:

PR-Shep Doniger
sdoniger@bdcginc.com
561-637-5750

IR-Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.

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